Exhibit 5.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Auditors, Transfer Agent and Registrar” and to the use of our report dated June 9, 2014 in this Amendment No. 1 to the Registration Statement (Form F-10 No. 333-196614) and related prospectus of Performance Sports Group Ltd., dated June 19, 2014.

/s/ Ernst & Young LLP

Los Angeles, California
June 19, 2014